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                                                                 EXHIBIT 4(g)(4)

                      THIRD AMENDMENT AGREEMENT AND CONSENT

                  This Third Amendment Agreement and Consent, dated as of July 13, 2001 (this "Consent"), is among Reliant Energy Resources Corp., a Delaware corporation (formerly known as NorAm Energy Corp.) ("Borrower"), the lenders parties hereto ("Banks"), The Bank of Nova Scotia, as Issuing Bank, and Citibank, N.A., as agent ("Agent") under the Revolving Credit Agreement dated as of March 31, 1998 (as amended through the date hereof, the "Credit Agreement"). Terms defined in the Credit Agreement shall be used in this Consent with their defined meanings unless otherwise defined herein.

                              W I T N E S S E T H:

                  WHEREAS, in connection with the Restructuring (as defined below), the Borrower has requested that the Agent and the Banks enter into this Consent with respect to the Credit Agreement as set forth herein, and to make certain other conforming changes to the Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINED TERMS. The following terms used in this Consent have the meanings set forth below:

         (a) "MergerCo" means a to-be formed wholly owned subsidiary of Regco which will merge with and into REI in the Merger.

         (b) "Regco" means Reliant Energy Regco, Inc. or another wholly owned subsidiary of REI which after the consummation of the Merger will be the parent company of REI's regulated businesses.

         (c) "REI" means Reliant Energy, Incorporated, a Texas corporation.

         (d) "Restructuring" means collectively, the following related transactions whereby REI separates its unregulated businesses from its regulated businesses:

(i) the performance by REI (and certain of its subsidiaries) and Unregco (and certain of its subsidiaries) of various agreements previously entered into by REI and Unregco relating to, among other things, the separation of REI and Unregco, the provision of transition services, indemnification, employee benefit matters, tax matters, the operation and maintenance of the Texas Genco (as defined below) plants, and dispatch of the Texas Genco plants;

(ii) REI forms Regco as a wholly-owned subsidiary;




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(iii) Regco forms a new wholly owned limited liability company ("Utility
Holding, LLC") ;

(iv) Utility Holding, LLC forms a new wholly owned subsidiary, MergerCo;

(v) MergerCo merges into REI (the "Merger"), whereby Regco becomes the holding company for the former REI consolidated group, with REI's common stock being converted into common stock of Regco on a one-for-one basis and with REI's preferred stock either being redeemed by REI or being converted into common or preferred stock of Regco;

(vi) REI converts into a limited liability company;

(vii) REI forms a new wholly owned subsidiary ("Texas Genco Holding Company");

(viii) all of the generating assets of Reliant Energy HL&P are contributed to a second tier wholly owned limited partnership subsidiary of Texas Genco Holding Company ("Texas Genco");

(ix) all of the capital stock of REI's subsidiaries (other than its financing subsidiaries), including, without limitation, the stock of Borrower and Unregco, is distributed to Regco, Utility Holding, LLC or another wholly owned subsidiary of Regco;

(x) Texas Genco Holding Company merges into Regco, Utility Holding, LLC or another wholly owned subsidiary of Regco, with Regco, Utility Holding, LLC or the other wholly owned subsidiary of Regco, as the case may be, as the surviving corporation of the merger;

(xi) all of the common stock of Unregco owned by Regco (or, if prior to the Merger, REI) is distributed pro rata to the shareholders of Regco (or, if prior to the Merger, REI) (the "Spin-off");

(xii) all of Regco's or its wholly owned subsidiary's interest in the partners of Texas Genco is contributed to Texas Genco, Inc.; and

(xiii) up to 20% of the common stock of Texas Genco, Inc. is (x) issued and sold in an initial public offering of such stock or (y) distributed by Regco to its shareholders, or as a result of some combination thereof or pursuant to some other issuance up to 20% of the common stock of Texas Genco, Inc. is listed for trading on a national stock exchange or automated quotation system, and any changes to such steps of the Restructuring so long as (i) such changes do not change the general separation of the unregulated and regulated businesses of REI contemplated by the Restructuring or (ii) such other changes do not have, in the opinion of the Agent, a material adverse impact on the Lenders.




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         (e) "Texas Genco, Inc." means a to-be formed wholly owned subsidiary of
Regco which will become the indirect parent company of Texas Genco.

         (f) "Unregco" means Reliant Resources, Inc., a Delaware corporation and majority owned subsidiary of REI which after the consummation of the Spin-off will be the parent company of a significant portion of REI's current unregulated businesses.

2. CONSENT. The parties hereto hereby agree that, subject to compliance at all times with the Borrower's covenant to maintain the financial ratio set forth in
Section 8.02(a) of the Credit Agreement both before and after giving effect to the Restructuring, but notwithstanding any provisions of the Loan Documents (including Sections 8.02(g) and 9.01(b) of the Credit Agreement) that might otherwise prohibit the Restructuring, each of the Banks whose signature appears below hereby consents to the Restructuring consistent with the definition thereof, and agrees that no Default or Event of Default will be deemed to have occurred under the Loan Documents solely as a result thereof.

3. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

         (a) The definition of "HII" in the Credit Agreement is hereby amended to read as follows:

         "HII" means (i) prior to the Merger, REI and (ii) after the Merger, Regco.

2.       (b) Section 8.01 of the Credit Agreement is hereby amended as follows:

(i) in subsection (a), by deleting "100" and "55" in the first lines of (a)(i) and (ii) thereof, respectively, and by inserting in lieu thereof "120" and "60."

(ii) in subsection (a)(iv)(A), by (i) replacing the word "and" at the end of clause (x) in the second line thereof with a comma and (ii) inserting the phrase "and (z) reports on Form 10-Q or Form 10-K or any successor forms)" immediately following the phrase "exhibits filed therewith" in the third line thereof.

(iii) by adding a new paragraph at the end of Section 8.01 as follows:

"Information required to be delivered pursuant to the foregoing Sections 8.01(a)(i), (ii), and (iv) shall be deemed to have been delivered on the date on which Borrower provides notice (including notice by e-mail) to the Agent that such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible to the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 8.01(a)(iii) and (ii) the Agent shall deliver paper copies of such information to the Bank that requests such delivery."




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3. REPRESENTATIONS AND WARRANTIES; DEFAULT. After giving effect to the amendments and consents contained herein, (a) the Borrower hereby confirms, reaffirms and restates that each of the representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects (except for (1) those representations and warranties or parts thereof that, by their terms expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date; and (2) the representation and warranty set forth in clause (i) of Section 7.01(j)) on and as of the date hereof as though made on and as of the date hereof, provided that each reference in such Article VII to "this Agreement" shall be deemed to be a reference both to this Consent and to the Credit Agreement as previously amended and as amended and affected by this Consent, (b) the Borrower hereby confirms and reaffirms its compliance with the covenants in Article VIII of the Credit Agreement as affected by this Consent and (c) no Default or Event of Default has occurred or is continuing.

4. EXPENSES. The Borrower agrees to pay or reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Consent, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

5. NO CHANGE. Except as expressly amended and affected hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (as may have been previously amended) are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment or waiver of the Credit Agreement or the other Loan Documents except as expressly set forth herein.

6. EFFECTIVENESS. This Consent shall become effective as of July 13, 2001 once the Agent shall have received counterparts of this Consent, duly executed and delivered by the Borrower, the Agent, the Issuing Bank and the Majority Banks. On and after said effective date, the term "Agreement" as used in the Credit Agreement, the other Loan Documents executed in connection therewith, and any other instrument, document, or writing furnished to the Banks, the Agent, or the Co-Agents by the Borrower shall mean the Credit Agreement, as amended and affected hereby.

7. COUNTERPARTS. This Consent may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

8. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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                  [Remainder of page left blank intentionally]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Consent to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                              BORROWER:

                              RELIANT ENERGY RESOURCES CORP.
                              (formerly known as NorAm Energy Corp.)


                              By:  /s/ Linda Geiger
                                   ---------------------------------------------
                              Name:    Linda Geiger
                              Title:   Assistant Treasurer


                              AGENT:

                              CITIBANK, N.A., as Agent


                              By:  /s/ Anita J. Brickell
                                   ---------------------------------------------
                                       Authorized Officer


                              ISSUING BANK:

                              THE BANK OF NOVA SCOTIA


                              By:  /s/ M.D. Smith
                                   ---------------------------------------------
                                       Authorized Officer


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                              BANKS:

                              CITIBANK, N.A.


                              By:  /s/ Anita J. Brickell
                                   ---------------------------------------------
                                       Authorized Officer


                              BARCLAYS BANK PLC


                              By:
                                  ----------------------------------------------
                                       Authorized Officer


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:
                                  ----------------------------------------------
                                       Authorized Officer


                              BANK OF AMERICA, N. A.
                              (SUCCESSOR BY MERGER TO
                              NATIONSBANK, N.A.)


                              By:  /s/ Richard L. Stein
                                   ---------------------------------------------
                                       Authorized Officer


                              THE BANK OF NEW YORK


                              By:
                                  ----------------------------------------------
                                       Authorized Officer




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                              THE BANK OF TOKYO-MITSUBISHI,
                              LTD., HOUSTON AGENCY


                              By:
                                  ----------------------------------------------
                                       Authorized Officer


                              THE CHASE MANHATTAN BANK


                              By: /s/ (illegible)
                                  ----------------------------------------------
                                       Authorized Officer


                              CREDIT SUISSE FIRST BOSTON


                              By:  /s/ Jay Chall      /s/ Andrea E. Shkane
                                   ---------------------------------------------
                                       Authorized Officer


                              DEPOSIT GUARANTY NATIONAL BANK


                              By:
                                  ----------------------------------------------
                                       Authorized Officer


                              FLEET NATIONAL BANK


                              By:
                                  ----------------------------------------------
                                       Authorized Officer


                              TORONTO DOMINION (TEXAS), INC.


                              By:  /s/ Mark A. Baird
                                   ---------------------------------------------
                                       Authorized Officer


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                              USB AG, STAMFORD BRANCH


                              By:  /s/ Wilfred V. Saint  /s/ Jennifer L. Poccia
                                   ---------------------------------------------
                                       Authorized Officer


                              THE BANK OF NOVA SCOTIA


                              By:  /s/ M. D. Smith
                                   ---------------------------------------------
                                       Authorized Officer


                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH


                              By:  /s/ Walter T. Duffy III
                                   ---------------------------------------------
                                       Associate Director


                              By:  /s/ Anthony Alessandro
                                   ---------------------------------------------
                                       Manager

                              MELLON BANK, N.A.


                              By:  /s/ Roger E. Howard
                                   ---------------------------------------------
                                       Vice President